Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 31, 2015 relating to the financial statements and financial statement schedule, which appears in HealthEquity, Inc.’s Annual Report on Form 10-K for the year ended January 31, 2015.  We also consent to the reference to us under the heading “Experts”  in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Salt Lake City, UT
March 31, 2015